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                          EXHIBIT 10.6

June 1, 1994 Amendment to Agreement between the Registrant and the Telephone Connection, Inc. Confidential treatment has been requested with respect to a portion of the Exhibit.


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                         AMENDMENT NO. 2
                               TO
                            AGREEMENT


     THIS AMENDMENT NO. 2 TO AGREEMENT (this "Amendment") is made and entered into effective for all purposes as of June 1, 1994 by and between BRITE VOICE SYSTEMS, INC. ("Brite"), a Kansas corporation, with its principal place of business at 7309 East 21st Street North, Wichita, Kansas 67206 and THE TELEPHONE CONNECTION, INC. ("TTC"), a Delaware corporation, with its principal place of business at 15200 Shady Grove Road, Rockville, Maryland 20850.

     WHEREAS, the parties hereto have entered into that certain Agreement (the "Original Agreement") effective as of July 16, 1992;

     WHEREAS, the parties hereto have entered into that certain letter agreement ("Amendment No. 1") dated August 2, 1993 which amended certain terms of the Original Agreement; and

     WHEREAS, the parties hereto desire to amend certain provisions of the Original Agreement (as amended by Amendment No. 1) [together, the "Agreement"] as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. Section 1.i of the Agreement is hereby amended by deleting the words "Washington, D.C. or" from line 6 thereof, and adding the following to the end of the section:

          "The parties expressly agree that the Washington Post is to be treated as a Client for all purposes hereunder, and is not to be treated separately for accounting or royalty calculation purposes."

     2. Section 1.j of the Agreement is hereby amended by deleting the table therein in its entirety and inserting the following new table in lieu thereof:

"                                       Minimum
               Period Ended        Exclusive Royalty
               ------------        -----------------
           Calendar year 1994         $     **

           Calendar year 1995         $     **
                                                     EXHIBIT 10.6
           Calendar year 1996         $     **

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           Calendar year 1997         $     **  "
           and subsequent years

     3. Section 1.k of the Agreement is hereby amended by deleting the table therein in its entirety and inserting the following new table in lieu thereof:

"                                     Minimum Non-
               Period Ended        Exclusive Royalty
               ------------        -----------------
           Calendar year 1994         $  **

           Calendar year 1995         $  **

           Calendar year 1996         $  **

           Calendar year 1997         $  **   "
           and subsequent years

     4. Section 1.q of the Agreement is hereby amended by inserting the phrase "or any ported version of the Licensed Software" after the word "Software" in the fourth line thereof.

     5. Section 3 of the Agreement is hereby amended by inserting the following sentence at the end thereof:

          "Notwithstanding the foregoing, this Agreement may be terminated by Brite upon ninety (90) days notice to TTC; provided, however, that such termination shall not terminate Brite's obligation to pay the prepaid Royalties provided for in Section 8.c(v). Upon such termination, Brite will retain its right to continue servicing its then-existing Clients under the terms and as provided in the last sentence of Section 8.d(ii).

     6. Section 7.c of the Agreement is hereby amended by deleting the second through sixth sentences thereof.

     7. Section 8.b of the Agreement is hereby amended by deleting the word "and" from line 1 thereof and inserting the word "or" in lieu thereof.

     8. Section 8.b of the Agreement is hereby further amended by deleting the last sentence thereof and inserting the following in lieu thereof:

          "If, as of the end of any month, the Royalties for such month exceed the monthly prorated amount of the Minimum Exclusive Royalty, then Brite will be allowed to offset the amount of


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          such Royalties in excess of the monthly prorated amount of the Minimum
          Exclusive Royalty payments on a        **         basis until all
          prepaid Royalties shall have been fully offset; thereafter all Royalties due TTC shall be paid to TTC in cash. If Brite's license has been converted to a non-exclusive license under Section 8.d(i), then the references in the preceding sentence to "Minimum Exclusive Royalty" shall be deemed to be references to "Minimum Non-Exclusive Royalty.""

     9. Section 8.c of the Agreement is hereby amended by deleting the figure "$1,250,000" from line 2 thereof and inserting the figure "$1,850,000" in lieu thereof.

     10. Section 8.c(iii) of the Agreement is hereby amended by deleting the word "and" from line 4 thereof.

     11. Section 8.c(iv) of the Agreement is hereby amended by deleting "." from line 4 thereof and inserting "; and" in lieu thereof.

     12. Section 8.c of the Agreement is hereby amended by adding the following new Section 8.c(v) thereto:

          "(v) Prepayments of Royalties totalling $600,000, with $100,000 of such amount payable on the date of execution of this Amendment and the balance payable in equal installments on the first day of each month from August, 1994, to and including May, 1995."

     13. Section 8.c of the Agreement is hereby amended by adding the following unnumbered paragraph at the end thereof:

               "Beginning in June of 1995 and thereafter, in addition to the payments made under Sections 8.c(i) through 8.c(v) above, any payments made to TTC by Brite as Minimum Exclusive Royalty payments or Minimum Non-Exclusive Royalty payments other than required Royalty payments based on Operating Income shall be deemed to be prepaid Royalties."

     14. Section 8.d(i) of the Agreement is hereby amended by deleting the existing Section 8.d(i) and inserting the following in lieu thereof:

          "(i) Should the total of Royalties actually received by TTC during the calendar month


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               of    **     , or any subsequent month, be less than the
               applicable monthly prorated amount of the Minimum Exclusive Royalty, then TTC shall have the option to notify Brite of its intention to convert the exclusive license of the Licensed Software to a non-exclusive license. Within ten (10) days after receipt of such notice, Brite may, at its option, pay to TTC the difference between the Royalties already paid during the applicable calendar month and the monthly prorated Minimum Exclusive Royalty. If Brite makes such a payment, then it shall be entitled to the exclusive rights to the Licensed Software granted hereunder. If Brite does not make such a payment, then at the expiration of the ten (10) days following TTC's notice to Brite, TTC shall have the right itself to use and market the Licensed Software and to license the Licensed Software to other parties on a non-exclusive basis, and the exclusive license of the Licensed Software granted to Brite herein shall be converted to a non-exclusive license."

     15. Section 8.d(ii) of the Agreement is hereby amended by deleting the last eight lines thereof and inserting the following in lieu thereof:

          "forth in Section 8.d(i) hereof, TTC then shall have the option to notify Brite of its intention to revoke the non-exclusive license of the Licensed Software. Within ten (10) days after receipt of such notice, Brite may, at its option, pay to TTC the difference between the Royalties already paid during the applicable calendar year and the Minimum Non-Exclusive Royalty. If Brite makes such a payment, then it shall be entitled to the non-exclusive rights to the Licensed Software granted hereunder. If Brite does not make such a payment, then at the expiration of the ten (10) days following TTC's notice to Brite, TTC shall have the right to revoke Brite's right to market the Licensed Software. Thereafter, Brite's license to use the Licensed Software, the Patents and the Patent Technology shall be limited to servicing Brite's then-existing Clients, and Brite's obligation to pay Royalties to TTC shall continue, with the


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          following modifications:  (a) the Royalty rate (as defined in Section
          1.p hereof) shall be reduced to ** ; and (b) for purposes of this 8.d(ii), the term "Operating Expenses" shall be redefined to include ONLY the revenue splits paid to Clients, credit card charges and local phone expenses directly attributable to the operation of the System."

     16. Section 8.d of the Agreement is hereby amended by adding the following new Section 8.d(iii) thereto:

          "(iii) The applicable Minimum Exclusive Royalties for each calendar
          year shall, if paid, be paid to TTC in      **      monthly
          installments, except as follows: (a) the monthly installments for
          **      shall be paid beginning      **      through       **
          **  in the amount of $   **  each, with all payments due before the
          date of execution of this Amendment being paid at the time of execution of this Amendment by both parties; and (b) monthly
          installments for the    **       **      shall be in the amount of $
          **   each and no installments shall be due in       **           .
          Any Royalties (prepaid or actual) actually paid to TTC for such month shall count toward the Minimum Exclusive Royalties. The failure of Brite timely to pay TTC any monthly installment of Minimum Exclusive Royalties shall trigger TTC's option to convert the exclusive license of the Licensed Software to a non-exclusive license, under the procedure described in the last three sentences of Section 8.d(i) hereof."

     17. Section 9 of the Agreement is hereby amended by inserting new subparagraph number "a." in front of the existing text of Section 9 and appending the following to the end of such section:

          "b. In addition to the license granted to Brite in Section 2 hereof, TTC hereby grants Brite a license to use the Licensed Software (in source code form), the Patents and the Patent Technology for the limited purpose of porting the Licensed Software to hardware and software platforms selected by Brite and operating such ported software as a Service Bureau. In implementing, creating, maintaining, revising and enhancing the


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               ported software, Brite agrees that the functionality and features of the ported software will not be substantially decreased from the functionality and features of the Licensed Software, without TTC's prior written consent. The ported version of the Licensed Software shall be owned by Brite; however, Brite shall not use, sell, disclose or otherwise distribute any portion of the ported software that contains the proprietary and confidential coding of the Licensed Software or implements the Patents or utilizes the Patent Technology, except for use of the ported software to operate a Service Bureau as permitted by this subsection 9(b).
               The license to use the Patents and Patented Technology shall terminate at the same time that Brite's right to use the Licensed Software terminates.

               Brite's actual costs of labor and materials, but not to exceed
               $   **  , incurred to develop the ported software shall be
               included as Operating Expenses."

     18. Except as otherwise specifically set forth herein, the parties hereto hereby ratify and affirm all of the terms and provisions of the Agreement, which shall remain in full force and effect.



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     19.  This Amendment may be executed in counterparts and is binding when each party has executed a copy of the Amendment and exchanged it by facsimile with the other party or its counsel. If the Amendment is executed and exchanged by facsimile, then the parties shall thereafter execute two original copies to replace the facsimile copies.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above set forth.

                              BRITE VOICE SYSTEMS, INC.



Execution date:  07/15/94     By:    /s/ Stanley G. Brannan

                              Name:  Stanley G. Brannan

                              Title:  President


                              THE TELEPHONE CONNECTION, INC.



Execution date:  07/15/94     By:    /s/ Merrill Solomon

                              Name:  Merrill Solomon

                              Title:  Chairman


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